CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Top Flight Game Birds, Inc. for the quarter ending November 30, 2009, I, Rhonda Heskett, Chief Executive Officer and Chief Financial Officer of Top Flight Game Birds, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending November 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such quarterly report of Form 10-Q for the quarter ending November 30, 2009, fairly represents in all material respects, the financial condition and results of operations of Top Flight Game Birds, Inc.

Date: January 14, 2010

Top Flight Game Birds, Inc.

By: /s/ Rhonda Heskett
Rhonda Heskett President, Chief Executive Officer and Chief Financial Officer